As Filed With The Securities and Exchange Commission on December 15, 2000
                                                      Registration No. 333-45552



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ------------------

                          MAGNUM HUNTER RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                                       87-0462881
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

     See "Table of Additional Registrants" on the following page for information relating to the subsidiaries of Magnum Hunter Resources, Inc. that may guarantee payments owed on the debt securities registered hereunder.


                     600 East Las Colinas Blvd., Suite 1100
                               Irving, Texas 75039
                                 (972) 401-0752
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               MORGAN F. JOHNSTON
                         Magnum Hunter Resources, Inc.
                     600 East Las Colinas Blvd., Suite 1100
                              Irving, Texas 75039
                                 (972) 401-0752
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------
                                    Copy to:
                                DAVID E. MORRISON
                           Fulbright & Jaworski L.L.P.
                          2200 Ross Avenue, Suite 2800
                                  Dallas, Texas
                                   75201-2784
                                ----------------
       Approximate date of commencement of proposed sale to the public: From time to time pursuant to Rule 415 after the Registration Statement becomes effective.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. o

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o _____________________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.o __________________

       If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
                                         Proposed Maximum    Proposed Maximum    Proposed Maximum
        Title of Each Class of             Amount to be       Offering Price    Aggregate Offering          Amount of
      Securities to be Registered         Registered (1)         Per Unit           Price (1)            Registration Fee
--------------------------------------------------------------------------------------------------------------------------
PRIMARY OFFERING.......................
Debt
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees (2)
Subtotal...............................                                             $200,000,000.00         $ 52,800.00
SECONDARY OFFERING.....................
 Common Stock                                         1,059,238      $6.625         $  7,017,451.75 (3)     $  1,852.61
TOTAL..................................                               100%          $207,017,451.75         $ 54,652.61 (4)
    Fees previously paid                                    -          -                                    $ 52,800.00
Total fees due.........................                     -          -                                    $  1,852.61
--------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. We are registering for issuance and sale an indeterminate dollar amount of debt securities, common stock, preferred stock, depositary shares and warrants. In addition, these securities may be issued upon conversion, redemption, or exercise of debt securities, preferred stock, depositary shares or warrants.

     (2) Guarantees that may be provided by the subsidiaries named in the "Table of Additional Registrants" listed below, with respect to the Debt Securities registered hereunder. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.

     (3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system for the American Stock Exchange on December 4, 2000.

     (4) The aggregate amount of the registration fee is $54,652.61. A registration fee of $1,852.61 has been remitted in connection with this registration statement filed December 15, 2000, and a registration fee of $52,800 was previously paid with respect to the $200,000,000 of securities included in the registration statement filed with the S.E.C. on September 8, 2000.

                         TABLE OF ADDITIONAL REGISTRANTS
                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The  following   subsidiaries   of  Magnum  Hunter   Resources,   Inc.  are
co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:



                                     JURISDICTION OF                I.R.S.
NAME                                  INCORPORATION           IDENTIFICATION NO.
----                                  -------------           -------------- ---

Magnum Hunter Production, Inc......       Texas                   75-2589131
Hunter Gas Gathering, Inc..........       Texas                   75-1222501
Gruy Petroleum Management Co.......       Texas                   75-1074365

     The Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                EXPLANATORY NOTE

     This  registration   statement  contains  two  prospectuses   covering  the
offering, issuance and sale of (i) debt securities, guarantees, common stock, preferred stock, depositary shares and warrants of Magnum Hunter Resources, Inc. ("Basic Prospectus") and (ii) common stock of Magnum Hunter Resources, Inc. that may be issued and sold under a sales agreement that Magnum Hunter Resources, Inc. intends to enter into with RCG Brinson Patrick, a division of Ramius Securities, LLC ("Sales Agreement Prospectus"). The complete Basic Prospectus immediately follows this explanatory note. The Sales Agreement Prospectus follows the Basic Prospectus included herein.


                 SUBJECT TO COMPLETION, DATED December __, 2000


                                   PROSPECTUS

                                  $200,000,000

                          MAGNUM HUNTER RESOURCES, INC.

                                     [Logo]

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

     By this prospectus, Magnum Hunter Resources, Inc. may offer and sell from time to time up to $200,000,000 of:


        o debt securities;
        o common stock; o preferred stock;
        o depositary shares;
        o warrants; or
        o guarantees, if any, of our payment obligations under any debt securities, given by one or more of our subsidiaries named in this prospectus,


     on terms to be determined at the time of the offering. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus, particularly the Risk Factors beginning on Page 6, and any supplement carefully before you invest.

     Our common stock is listed on the American Stock Exchange under the symbol "MHR."

     This prospectus may not be used to sell securities unless accompanied by a supplement to this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

     The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

   The Company's address and telephone number are: 600 East Las Colinas Blvd.,
                Suite 1100, Irving, Texas 75039, (972) 401-0752.


               The date of this Prospectus is December ___, 2000.

                                TABLE OF CONTENTS

                                                                            Page

About This Prospectus .........................................................2
Where You Can Find More Information............................................2
Disclosure Regarding Forward-Looking Statements................................3
The Company....................................................................4
         Certain Definitions...................................................4
         What is Magnum Hunter Resources, Inc?.................................5
         What do we do?........................................................5
         What is our business strategy?........................................6
Risk Factors...................................................................7
Ratio Of Earnings To Fixed Charges............................................13
Use Of Proceeds...............................................................13
Description of Debt Securities................................................13
         General..............................................................14
         Non U.S. Currency ...................................................15
         Original Issue Discount Securities ..................................15
         Covenants ...........................................................15
         Registration, Transfer, Payment and Paying Agent ....................15
         Ranking of Debt Securities ..........................................16
         Global Securities ...................................................17
         Outstanding Debt Securities .........................................17
         Redemption and Repurchase ...........................................17
         Conversion and Exchange .............................................17
         Consolidation, Merger and Sale of Assets ............................17
         Events of Default ...................................................18
         Modifications and Waivers ...........................................19
         Discharge, Termination and Covenant Termination .....................20
         Governing Law .......................................................21
         Regarding the Trustees ..............................................21
Description of Capital Stock..................................................21
         Common Stock ........................................................21
         Preferred Stock .....................................................22
         Anti-takeover Provisions ............................................23
                  Blank Check Preferred Stock.................................23
                  Stockholders' Rights Plan...................................23
         Indemnification......................................................23
Description of Depository Shares..............................................24
Description of Warrants ......................................................25
Plan of Distribution .........................................................26
Legal Matters ................................................................28
Experts ......................................................................28

                              ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission's public reference rooms, which are located at:

  450 Fifth Street, NW                         7 World Trade Center, Suite 1300
  Washington, DC  20549                                New York, NY 10048

                       500 West Madison Street, Suite 1400
                             Chicago, IL 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. This information is also available on-line through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's web site (http://www.sec.gov).

     Also, we will provide you (free of charge) with any of our documents filed with the SEC. To get your free copies, please call or write:

      Michael McInerney
      Vice President Corporate Development & Investor Relations
      Magnum Hunter Resources, Inc.
      600 East Las Colinas Blvd., Suite 1100
      Irving, Texas 75039
      (972) 401-0752

     We have filed a registration statement with the Securities and Exchange Commission on Form S-3 with respect to this offering. This prospectus is a part of the registration statement, but the prospectus does not repeat important information that you can find in the registration statement, reports and other documents that we have filed with the Securities and Exchange Commission. The Securities and Exchange Commission allows us to "incorporate by reference" other documents filed with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to other documents. The documents that are incorporated by reference are legally considered to be a part of this prospectus. The documents incorporated by reference are:

     (1) Annual Report on Form 10-K for the year ended December 31, 1999;

     (2) Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

     (3) Definitive Proxy Statement relating to our 2000 annual meeting of stockholders;

     (4) The descriptions of our common stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934;

     (5) The following portions of our Annual Report on Form 10-K for the year ended December 31, 1998:

     o "Oil and Gas Production, Prices and Costs" located on page 16; and

     o "Drilling Activity" located on page 17; and

     (6) Any filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the expiration of this offering.

     As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States must inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus applicable in those jurisdictions.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus, including statements regarding our financial position, business strategy, prospects, plans and objectives of our management for future operations, and industry conditions, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give you no assurance that these expectations will prove to be correct.

     Actual results may differ materially from anticipated results for a number of reasons, including:

     o drilling results;

     o oil and gas prices;

     o industry conditions;

     o the prices of goods and services;

     o the availability of drilling rigs and other support services; and

     o the availability of capital resources.


     The information contained in this prospectus, the documents incorporated by reference into this prospectus, and the prospectus supplements identify additional factors that could affect our operating results and performance. We urge you to carefully consider these factors.

                     [Rest of page intentionally left blank]

                                   THE COMPANY

Certain Definitions

     As used in this prospectus:

     o "Mcf" means thousand cubic feet;

     o "MMcf" means million cubic feet;

     o "Bcf" means billion cubic feet;

     o "Bbl" means barrel;

     o "Mbbls" means thousand barrels; and

     o "MMBbls" means million barrels.

     o "BOE" means barrel of oil equivalent;

     o "Mcfe" means thousand cubic feet of natural gas equivalent;

     o "MMcfe" means million cubic feet of natural gas equivalent; and

     o "Bcfe" means billion cubic feet of natural gas equivalent.

     Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     o "Proved reserves" means the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions; and

     o "Reserve life" is an estimate of the productive life of a proved reservoir and for purposes of this prospectus is calculated by dividing the proved reserves (on an Mcfe basis) at the end of the period by projected production volumes for the next 12 months.

     All estimates of reserves, unless otherwise noted, are reported on a "net" basis. Information regarding production, acreage and numbers of wells is set forth on a gross basis, unless otherwise noted.

     o "SEC PV-10" means the present value of estimated future net revenues computed, as specified by the rules of the Securities and Exchange Commission, by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of 10% and assuming continuation of existing economic conditions. This measure of estimated future net revenues is not in accordance with generally accepted accounting principles. Management uses this measure because certain investors deem it meaningful in determining the Company's fair market value of its proved reserves. The measure of discounted future net cash flows in accordance with generally accepted accounting principles is an estimate of future net cash flows after giving effect to the payment of income taxes;

     o "Proved developed oil and gas reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved; and

     o "Proved undeveloped reserves" are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

What Is Magnum Hunter Resources, Inc.?

     Through our subsidiaries, we operate as an independent energy company. Magnum Hunter Resources, Inc. is a holding company that owns interests in the following entities:

     o Magnum Hunter Production, Inc., a Texas corporation, of which Magnum Hunter owns 100%;

     o Gruy Petroleum Management Company , a Texas corporation, of which Magnum Hunter owns 100%;

     o Hunter Gas Gathering, Inc., a Texas corporation, of which Magnum Hunter owns 100%;

     o TEL Offshore Trust, a trust created under the laws of Texas, of which Magnum Hunter owns approximately 40%;

     o Bluebird Energy, Inc., an Oklahoma corporation, of which Magnum Hunter owns 100%;

     o Conmag Energy Corporation, a Texas corporation, of which Magnum Hunter indirectly owns 100%;

     o Rampart Petroleum Inc., a Texas corporation, of which Magnum Hunter indirectly owns 100%;

     o NGTS, LLC, a Texas limited liability company, of which Magnum Hunter indirectly owns 30%;

     o Swanson Consulting Services, Inc., a Texas corporation, of which Magnum Hunter indirectly owns 15%;

     o Aurion Technologies, Inc., a Delaware corporation, of which Magnum Hunter indirectly owns less than 10%; and

     o Mallard Hunter LP, a Texas limited partnership, of which Magnum Hunter indirectly owns 1%.

What do we do?

     o We exploit and develop, acquire, explore and operate oil and gas properties with a geographic focus in the Mid-Continent Region, the Permian Basin and the Gulf Coast/Gulf of Mexico Region.


     o At December 31, 1999, we had an interest in 3,100 wells and had estimated Proved Reserves of 383.2 Bcfe with an SEC PV-10 of $370.1 million ($301.3 million if measured in accordance with generally accepted accounting principles). Approximately 74% of these reserves were Proved Developed Producing Reserves and 48% were attributable to the Mid-Continent Region, 47% were attributable to the Permian Basin, and 5% were attributable to the Gulf Coast/Gulf of Mexico Region. At December 31, 1999, our Proved Reserves had an estimated Reserve Life of approximately 14 years and were 60% natural gas. We serve as operator for approximately 73% of our properties, based on the gross number of producing wells in which we own an interest and 89% of our properties, based upon the year-end SEC PV-10 value. Additionally, we own over 480 miles of gas gathering systems and a 50% or greater ownership interest in three gas processing plants that are located adjacent to certain of our owned and operated producing properties located in the states of Texas, Oklahoma and Arkansas.

     o In December 1995 we acquired all the subsidiaries of Hunter Resources, Inc., a Pennsylvania corporation, and the management of Hunter Resources, Inc. assumed operating control of our company. The new management initially implemented a business strategy that emphasized acquisitions of long-lived proved reserves with significant exploitation and development opportunities where we generally could control the operation of the properties. Our company has recently altered this strategy by complementing its acquisitions of long-lived reserves by expanding its exploration efforts in the Gulf of Mexico. Typically oil and gas production from fields located in the Gulf of Mexico has a short reserve life with high production volumes.

     o As discussed above, we have recently significantly expanded our exploration efforts. In May 1999, we entered the Gulf of Mexico as a working interest participant in new exploratory drilling on the shallow water shelf. This new program yielded four new discoveries in six attempts in 1999 and is expected to continue to add significantly to reserves and cash flow as these successes are put on production. Initial sales from one of our 1999 discoveries commenced in February 2000. Production from other Gulf of Mexico successes is scheduled to commence during late 2000 and into 2001. We own an interest in 34 blocks in the Gulf of Mexico with working interest generally at the 25% level.

     o We also  presently  intend  to focus  on  additional  producing  property acquisitions, our substantial inventory of exploitation and development opportunities and selected exploratory drilling prospects. We have identified over 700 development drilling locations (including both production and injection wells) on our properties, substantially all of which are low-risk in-fill drilling opportunities.

What is our business strategy?

         To increase our reserves, production, cash flow and earnings through a program of:

     (i) exploiting and developing acquired properties;

     (ii) strategically acquiring proved reserves; and

     (iii) selectively exploring additional fields.

     The following are key elements of our strategy:

     o Exploitation and Development of Existing Properties. We have a substantial inventory of exploitation projects, including development drilling, workovers and recompletions. We seek to maximize the value of our properties through development activities, including in-fill drilling, waterflooding and other enhanced recovery techniques.

     o Management of Operating Costs. We emphasize strict cost controls in all aspects of our business and seek to operate our own properties when possible. By operating approximately 73% of our properties (based on the gross number of producing wells in which we own an interest), we are generally able to control direct operating and drilling costs. This also allows us to manage the timing of our development and exploration activities.

     o Property Acquisitions. Although we have an extensive inventory of exploitation and development opportunities, we continue to pursue strategic acquisitions that fit our objective of having proved reserves with development potential and operating control.

     o Expansion of Gas Gathering, Processing and Marketing Operations. We have implemented several programs to expand and increase the efficiency of our gas gathering systems and gas processing plants. We own over 70% and market directly and indirectly approximately 91% of the natural gas that moves through our gas gathering systems and, therefore, benefit from any cost and productivity improvements. In December 1997, we acquired a 30% interest in NGTS, LLC ("NGTS"), a natural gas marketing company marketing gas for third parties, in the amount of approximately 350 MMcf per day as of December 31, 1999. NGTS currently markets approximately 53% of the our natural gas. We will consider opportunities to acquire or develop additional gas gathering and processing facilities that are associated with our current production.

     o Exploration. We are participating in drilling Gulf of Mexico exploratory wells in an effort to add shorter-lived, higher output production to our reserve mix. The use of 3-D seismic as a tool in our exploratory drilling in the Gulf of Mexico has to date been highly effective. We also attempt to align ourself with active Gulf of Mexico industry partners who have similar philosophies and goals with respect to a "fast track" program in placing new production online. We also have an active onshore exploration program concentrated in our various areas of operation.

                                  RISK FACTORS

Our substantial leverage could adversely affect us, particularly if our cash flow declines and an increasingly higher percentage of our cash flow is used to service our debt instead of for other purposes

We have a significant amount of debt

     We are highly leveraged, with outstanding long-term debt of approximately $225 million compared to stockholders' equity of $46.5 million as of June 30, 2000. Our level of indebtedness affects our future operations. Because we must dedicate a substantial portion of our cash flow from operations to the payment of interest on our debt, the cash flow is not available for other purposes. As of September 30, 2000, approximately 30% of our cash flow was dedicated to the payment of interest. The covenants contained in our credit facilities require us to meet certain financial tests and limit our ability to borrow additional funds or to acquire or dispose of assets. Also, our ability to obtain additional financing in the future may be impaired by our substantial leverage. Additionally, the senior (as opposed to subordinated) status of our 10% Senior Notes due 2007, our high debt to equity ratio, and the pledge of more than 80% of our assets as collateral for our primary credit facility will, for the foreseeable future, make it difficult for us to obtain financing on an unsecured basis or to obtain secured financing other than certain "purchase money" indebtedness collateralized by the acquired assets.

To service our indebtedness, we will require a significant amount of cash

     While we reported an operating profit for the six month period ended June 30, 2000 and for the year ended December 31, 1999, we reported an operating loss for fiscal 1998, and at June 30, 2000, we had an accumulated deficit of $59.9 million. Our ability to meet our financial covenants and to make scheduled payments of principal and interest to repay our indebtedness depends upon our operating results and our ability to obtain financing. However, we cannot be certain that our business will generate sufficient cash flow from operations or that future bank credit will be available in an amount sufficient to enable us to service our indebtedness or make necessary capital expenditures. In such event, we would need to obtain such financing from the sale of equity securities, other debt financing or the sale of certain of our properties. We cannot predict whether any such financing will be available on terms acceptable to us. If we are not able to secure such financing, we may not be able to continue to implement our business strategy.

Despite our current indebtedness levels, we still may be able to incur more debt


     Our primary credit facility limits our borrowings to a borrowing base amount determined by the lenders, in their sole discretion, based upon a variety of factors, including the amount of indebtedness that our oil and gas reserves and other assets can adequately support. As of June 30, 2000, we had $8.0 million of borrowing available under the borrowing base for our current credit facility. Our subsidiary Bluebird Energy, Inc. has a revolving credit facility which, as of June 30, 2000, had $400 thousand of borrowing available. A significant decline in oil or gas prices below their current levels could materially adversely affect the availability of funds under our credit facility.

We must conduct our business so as to maintain certain financial ratios to avoid defaulting on our debt

     Our primary credit facility also requires us to satisfy certain financial ratios in the future. One covenant requires that we maintain a ratio of funded indebtedness divided by the sum of funded indebtedness plus equity (the "Debt to Capitalization Ratio") of not more than 0.80 to 1.0. At June 30, 2000, we had a Debt to Capitalization Ratio of 0.69 to 1.0. Another covenant requires us to maintain a ratio of Consolidated EBITDA to Interest Expense (as defined in our primary credit facility agreements) of not less than

      o 1.50 to 1.0 for the calendar quarters ending September 30, 1999 through December 31, 2000;

      o 1.75 to 1.0 for the calendar quarters ending March 31, 2000 through June 30, 2000; and

      o 2.00 to 1.0 for the calendar quarters ending September 30, 2000 and thereafter.

     We had a ratio of Consolidated EBITDA to Interest Expense of 2.06 to 1.0 as of June 30, 2000. The Consolidated EBITDA to Interest Expense ratio is very sensitive to oil and gas price levels, and a lowering of product prices in the future might jeopardize our compliance with this ratio. We are attempting to reduce this risk by the acquisition or drilling of higher cash flow producing properties (shorter reserve life) to somewhat offset our long-lived reserve base or possibly monetizing certain of our non-strategic assets.

     If we fail to satisfy these covenants or any of the other covenants in our credit facilities, that failure would constitute an event of default and, subject to certain grace periods, may permit the lenders to accelerate the indebtedness then outstanding under the applicable credit facility and demand immediate repayment.

Our business is dependent on conditions in the oil and gas industry, which can be volatile

     Our revenues, profitability and the carrying value of our oil and gas properties depend substantially upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. Oil and gas prices also substantially affect our ability to maintain or increase our borrowing capacity, to repay current or future indebtedness, and to obtain additional capital on attractive terms. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas fluctuate widely in response to:

      o relatively minor changes in the supply of, and demand for, oil and gas;

      o     market uncertainty; and

      o     a variety of additional factors, all of which are beyond our control


     These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Our production is predominantly weighted toward gas, making our earnings and cash flow more sensitive to gas price fluctuations. Also, our ability to market our production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect our ability to market our production through such systems, pipelines or facilities. Currently, we sell substantially all our gas production to gas marketing firms (approximately 35%) or end users either on the spot market on a month-to-month basis at prevailing spot market prices or under long-term contracts based on current spot market prices. An affiliate of ONEOK Inc. has the right to market the undedicated natural gas we sell in the state of Oklahoma until February 2004 or such earlier date as ONEOK affiliates cease to own a specified percentage of our equity securities. ONEOK is currently marketing production from five wells for a total of 375 Mcf/d, or less than one percent of our total daily production.

     Under the full cost accounting method, we are required to take a non-cash charge against earnings if capitalized costs of acquisition, exploration and development (net of depletion, depreciation and amortization), less deferred income taxes, exceed the present value of our proved reserves and the lower of cost or fair value of unproved properties after income tax effects. As a result of the severe decline in oil and gas prices in 1998, we recognized a non-cash impairment of oil and gas properties of $42.7 million at December 31, 1998 caused by such "ceiling" test in the full cost method of accounting. Certain subsequent improvements in pricing reduced the amount of such charge. Without the benefit of these pricing improvements, we would have incurred an impairment of $81.2 million. Once incurred, a write-down of oil and gas properties is not reversible at a later date even if oil and gas prices increase.


You should not place undue reliance on our reserve data because they are estimates

     The annual report incorporated by reference in this prospectus contains estimates of our oil and gas reserves and the future net cash flows from those reserves that were prepared or audited by independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of proved reserves of oil and gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The estimates in this annual report rely on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and, therefore, are inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves. Additionally, we may have to revise our reserves based upon actual production performance, results of future development and exploration, prevailing oil and gas prices and other factors, many of which are beyond our control.

     You should not construe the present value of proved reserves referred to in the annual report as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with Securities and Exchange Commission requirements, we have based the estimated discounted future net cash flows from proved reserves on prices and costs as of the date of the estimate, whereas actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

      o     the timing of both production and related expenses;

      o     changes in consumption levels; and

      o     governmental regulations or taxation.

     In addition, the calculation of the present value of the future net cash flows using a 10% discount as required by the Securities and Exchange Commission is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.

We need successful exploration and development to maintain our reserves and to generate adequate cash flow to pay our debt

     Our future success depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable. Unless we successfully explore or develop or acquire properties containing proved reserves, our proved reserves will generally decline as we produce them. The decline rate varies depending upon reservoir characteristics and other factors. Our future oil and gas reserves and production, and, therefore, cash flow and income, depend greatly upon our success in exploiting our current reserves and acquiring or finding additional reserves. We have $50 million of 10% senior notes that will become payable in 2007, so we need sufficient reserves and production to generate adequate cash flow to timely repay our notes and other obligations. We cannot assure you that our planned development projects and acquisition activities will result in significant additional reserves or that we will successfully drill productive wells at economic returns to replace our current and future production or that we will generate sufficient cash flow from these activities to timely pay our 10% senior notes and other indebtedness.

We may not be aware of title defects, well equipment problems, environmental conditions and other problems affecting properties we acquire

     We have begun to focus our acquisition efforts on larger packages of oil and gas properties. Acquisitions of larger oil and gas properties may involve substantially higher costs and may pose additional issues regarding operations and management. We cannot assure you that we will be able to successfully integrate all of the oil and gas properties that we acquire into our operations or that we will achieve desired profitability objectives.

Our exploration and development activities are subject to significant risks

Our operations are subject to delays and cost overruns, and our activities may not be profitable

     We intend to increase our exploration activities and to continue our development activities. Exploratory drilling and, to a lesser extent, developmental drilling of oil and gas reserves involve a high degree of risk. We have recently expanded, and plan to increase our capital expenditures on our exploration efforts, which involve a higher degree of risk than our development activities. It is possible that we will not obtain adequate commercial production or that drilling and completion costs will exceed the value of production. The cost of drilling, completing and operating wells is often uncertain. Numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment, may curtail, delay or cancel drilling operations. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

Our use of waterfloods to increase oilfield pressure and production involves significant front-end expenditures with no certainty of success

     Secondary recovery operations involve certain risks, especially the use of waterflooding techniques, and drilling activities in general. Our inventory of development prospects includes waterflood projects. With respect to our properties located in the Permian Basin, we have identified significant potential expenditures related to further developing existing waterfloods. Through the year 2002, we estimate we will spend approximately $26 million developing our waterflood projects in the Permian Basin. Waterflooding involves significant capital expenditures and uncertainty as to the total amount of recoverable secondary reserves. In waterflood operations, there is generally a delay between the initiation of water injection into a formation containing hydrocarbons and any increase in production. The operating cost per unit of production of waterflood projects is generally higher during the initial phases of such projects due to the purchase of injection water and related costs. Costs are also higher during the later stages of the life of the project as crude oil production declines. The degree of success, if any, of any secondary recovery program depends on a large number of factors, including the amount of primary production, the porosity and permeability of the formation, the technique used, the location of injector wells and the spacing of both producing and injector wells.

We are subject to casualty risks in our onshore and offshore activities

     Our oil and gas business involves a variety of operating risks, including unexpected formations or pressures, uncontrollable flows of oil, gas, brine or well fluids into the environment (including groundwater contamination), blowouts, fires, explosions, pollution, marine hazards and other risks, any of which could cause personal injuries, loss of life, damage to properties and substantial losses. Although we carry insurance at levels that we believe are reasonable, we are not fully insured against all risks. We do not carry business interruption insurance except on rare occasions. Losses and liabilities arising from uninsured or under-insured events could materially affect our financial condition and operations.

Hedging our oil and gas production reduces the benefit we would otherwise receive from higher product prices

     As of June 30, 2000, we had hedged approximately (i) 10% of our gas production through December 31, 2000, and (ii) 48% of our oil production through December 31, 2000. These hedges have in the past involved fixed price arrangements and other price arrangements at a variety of prices, floors and caps. We have in the past and may in the future enter into oil and gas futures contracts, options and swaps. Our hedging activities, while intended to reduce our sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which we or the counterparties to our hedging contracts could fail to perform. Additionally, the fixed price sales and hedging contracts limit the benefits we will realize if actual prices rise above the contract prices.

Our operations are subject to many laws and regulations

     The oil and gas industry is heavily regulated. Extensive federal, state, local and foreign laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas affect our operations. Some of the regulations set forth standards for:

                  o discharge permits for drilling operations;
                  o drilling   and   abandonment   bonds  or  other   financial
                      responsibility  requirements;
                  o reports concerning operations;
                  o the  spacing  of  wells;  o  unitization   and  pooling  of
                      properties; and o taxation.

     From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity to conserve supplies of oil and gas.

     Numerous environmental laws, including but not limited to, those governing:
                  o management of waste;
                  o protection of water;
                  o air quality;

                  o the discharge of materials into the environment; and
                  o preservation of natural resources

     impact and influence our operations. If we fail to comply with environmental laws regarding the discharge of oil, gas, or other materials into the air, soil or water we may be subject to liabilities to the government and third parties, including civil and criminal penalties. These regulations may require us to incur costs to remedy the discharge. Laws and regulations protecting the environment have become more stringent in recent years, and may, in certain circumstances, impose retroactive, strict, and joint and several liability, potentially resulting in liability for environmental damage regardless of negligence or fault. From time to time, we have agreed to indemnify sellers of producing properties against certain liabilities for environmental claims associated with such properties. We cannot assure you that new laws or regulations, or modifications or new interpretations of existing laws and regulations, will not increase substantially the cost of compliance or adversely affect our oil and gas operations and financial condition. Material indemnity claims may also arise with respect to properties acquired by or from us. While we do not anticipate incurring material costs in connection with environmental compliance and remediation, we cannot guarantee that we will not incur material costs.

We are subject to substantial competition, and this competition may adversely affect our operations

     We encounter substantial competition in acquiring properties, drilling for new reserves, marketing oil and gas, securing trained personnel and operating our properties. Many competitors have financial and other resources that substantially exceed our resources. Our competitors in acquisitions, development, exploration and production include:

                  o major oil  companies;
                  o natural gas  utilities;
                  o numerous independents;
                  o individual proprietors; and
                  o others.

     Our competitors may be able to pay more for desirable leases and may be able to evaluate, bid for and purchase a greater number of properties or prospects than our financial or personnel resources will permit.

Our business may be adversely affected if we lose our key personnel

     We depend greatly upon three key individuals within our management: Gary C. Evans, Matthew C. Lutz and Richard R. Frazier. The loss of the services of any one of these individuals could materially impact our operations.

The market price of our common stock could be adversely affected by sales of substantial amounts of common stock in the public market or the perception that such sales could occur

     We are authorized to issue up to 100,000,000 shares of common stock. As of June 30, 2000, 20,114,569 shares were issued and outstanding, and 14,304,402 shares were reserved for issuance upon the conversion of shares of our preferred stock and upon the exercise of certain outstanding warrants and options. We also reserve 10,512,149 shares for issuance upon exercise of the warrants issued in June 1999. Issuing additional shares of common stock underlying such conversion rights, outstanding warrants, options and warrants would reduce the proportionate ownership and voting rights of the common stock then outstanding. Our existing management and their affiliates owned 2,853,644 shares of common stock as of March 15, 2000, that may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933. In addition, our primary credit facility contains a debt to capitalization ratio covenant requiring us to maintain a ratio of .80 to 1.0. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing and future market prices for the common stock and could impair our ability to raise capital through the sale of equity securities in the future.

We have never paid cash dividends on our common stock

     We have never paid any cash dividends on the common stock and do not anticipate paying dividends on the common stock in the foreseeable future. We intend to reinvest all available funds for the development of our business. In addition, we cannot pay any dividends on our common stock unless and until we pay all dividends payable on outstanding preferred stock, which have in the past been paid on a timely basis. Our primary credit facility and the indenture governing our 10% Senior Notes due 2007 also restrict the payment of cash dividends on certain securities.

Provisions in our charter and bylaws may affect your rights as a stockholder and limit the price some investors might be willing to pay for our common stock

Our   common  stock is  subordinate  in its  right  to  receive  payment  of any dividends or liquidating distributions to the preferred stock we have outstanding or may issue

      Our common stock is subordinate to all outstanding classes of preferred stock in the payment of dividends and other distributions made with respect to the stock, including distributions upon liquidation or dissolution of Magnum Hunter. Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock without first obtaining shareholder approval, except in limited circumstances. We have previously issued several series of preferred stock, although only the 1996 Series A Convertible Preferred Stock and the 1999 Series A 8% Convertible Preferred Stock are currently outstanding. On June 30, 2000, the holders of our 1996 Series A Convertible Preferred Stock agreed to exchange the convertible preferred securities for (i) 900,000 warrants to purchase restricted shares of our common stock at an exercise price of $5.25 per share with an expiration date of June 30, 2003 and (ii) payment of $10 million. The convertible preferred stock was transferred to our wholly-owned subsidiary, Bluebird Energy, Inc. If we designate or issue other series of preferred stock, it will create additional securities that will have dividend and liquidation preferences over the common stock. If we issue convertible preferred stock, a subsequent conversion may dilute the current shareholders' interest.

Certain anti-takeover provisions may affect your rights as a stockholder

     Our Articles of Incorporation and Bylaws include certain provisions that may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include authorized "blank check" preferred stock and the availability of authorized but unissued common stock. In addition, on January 9, 1998, we adopted a shareholder rights plan. Under the shareholder rights plan, the rights initially represent the right to purchase one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock for $35.00 per one one-hundredth of a share. The rights become exercisable only if a person or a group acquires or commences a tender offer for 15% or more of our common stock. Until they become exercisable, these rights attach to and trade with our common stock. The rights issued under the shareholder rights plan expire January 20, 2008. Issuing preferred stock may delay or prevent a change in control of Magnum Hunter without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. In addition, a change of control, as defined under the 10% Senior Notes indenture, would entitle the holders of our 10% Senior Notes due 2007 to put those notes to Magnum Hunter under the indenture governing such notes and the lenders to accelerate payment of outstanding indebtedness under our credit facility. Both of these events could discourage takeover attempts by making such attempts more expensive.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.


                                            1995 (1)     1996       1997     1998 (1)     1999       June 30, 2000
                                            ----         ----       ----     ----         ----       ---- --- ----

Ratio of earnings to fixed charges.......    -           1.15x      0.62x     -           0.58x           1.42x

Ratio of fixed charges plus dividends to
earnings.................................    _           0.87x      1.41x     -           1.72x           0.72x

      (1) We had a loss  for the  years  ended  December  31,  1995 and 1998 for
      purposes  of  computing  these  ratios.   Earnings  for  such  years  were
      insufficient to cover fixed charges by approximately $948,000 and $42,445,000, respectively.

     For purposes of computing the ratios, the earnings calculation is: income before taxes + fixed charges - capitalized interest. The fixed charges calculation is: net interest expense + capitalized interest + interest portion of rental expense.

                                 USE OF PROCEEDS

     Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for the repayment of debt under our credit lines and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions.

     The net proceeds may be invested temporarily until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.

     We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities will constitute indebtedness designated as subordinated debt securities. Any debt securities will be general obligations of Magnum Hunter. Each series of debt securities will be issued under an agreement, or "indenture," between Magnum Hunter and an independent third party, usually a bank or trust company, known as a "trustee," who will be legally obligated to carry out the terms of the indenture. The name(s) of the trustee(s) will be set forth in the applicable prospectus supplement. We may issue all debt securities under the same indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).

     Our payment obligations under any debt securities may, if specified in any prospectus supplement, be fully and unconditionally guaranteed by one or more our following subsidiaries: Magnum Hunter Production, Inc., Hunter Gas Gathering, Inc. and Gruy Petroleum Management Co. If any series of debt securities is guaranteed by such subsidiary, the applicable prospectus supplement will identify each subsidiary guarantor and describe such subsidiary guarantee, including the circumstances in which it may be released. Any guarantee of debt securities by a subsidiary guarantor will be on a full and unconditional basis.

     This summary of certain terms and provisions of the debt securities and indentures is not complete. The indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents filed under the Securities Exchange Act of 1934 which are incorporated by reference into this prospectus. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provision which may be important to you.

General

     The indentures will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

                 o      the title and aggregate principal amount;

                 o      the date(s) when principal is payable;

                 o      the interest  rate,  if any, and the method for
                          calculating the interest rate;

                 o      the interest payment dates and the record
                          dates  for the  interest  payments;

                 o      the  places  where  the principal and interest
                          will be payable;

                 o      any  mandatory  or  optional  redemption  or  repurchase
                          terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

                 o      whether  the debt  securities  will be  guaranteed  by
                          subsidiary guarantors and, if so, the terms of the subsidiary guarantees;

                 o      additional  provisions,  if any,  relating to the
                          defeasance and covenant defeasance of the debt securities;

                 o      if other than  denominations  of $1,000 or  multiples
                          of $1,000, the denominations the debt securities will be issued in;

                 o      whether  the debt  securities  will be  issued  in the
                          form of global securities, as described below, or certificates;

                 o      whether  the  debt   securities   will  be  issuable  in
                          registered form, referred to as "registered securities," or in bearer form, referred to as "bearer securities" or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of bearer securities;

                 o      any applicable material federal income tax consequences;

                 o      the dates on which premiums, if any, will be payable;

                 o      our right,  if any,  to defer  payment of  interest  and
                          the maximum length of such deferral  period;

                 o      any paying agents, transfer  agents,  registrars
                          or trustees;

                 o      any listing on a securities  exchange;

                 o      if  convertible  into common stock or preferred  stock,
                          the terms on which such debt securities are convertible;

                 o      the terms, if any, of the transfer,  mortgage, pledge,
                          or assignment as security for any series of debt
                          securities   of  any   properties,  assets, proceeds,
                          securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable,and any corresponding changes to provisions of the Indenture as currently in effect;

                 o      the initial offering price; and

                 o      other  specific  terms,   including  covenants  and  any
                          additions or changes to the events of default applicable to the debt securities.

     The terms of the debt securities of any series may differ and, without the consent of the holders of the debt securities of any series, we may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.

     Since Magnum Hunter is a holding company, our rights and the rights of our creditors, including you, to participate in a distribution of the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary, or otherwise, will generally be subject to the prior claims of creditors of the subsidiary, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay principal of and interest on the debt securities depends, to a large extent, upon the payment to us of dividends, interest or other charges by our subsidiaries. Unless they are guaranteed by our subsidiaries, therefore, the debt securities will be structurally subordinated to creditors of our subsidiaries.

     Currently, there are outstanding $140,000,000 of our 10% Senior Notes due 2007 (the "Senior Notes"), which we issued under an indenture dated as of May 29, 1997 by and among Magnum Hunter, certain subsidiary guarantors and First Union National Bank of North Carolina, as trustee. The Senior Notes are our general unsecured obligations ranking equally with all of our unsubordinated indebtedness and senior to all of our subordinated indebtedness. Our restricted subsidiaries have guaranteed the Senior Notes, and their guarantees are general unsecured obligations ranking equally with all of their unsubordinated indebtedness and senior to all of their subordinated indebtedness. The Senior Notes mature on June 1, 2007. Interest on the Senior Notes generally accrues at the rate of 10% per annum and is payable semi-annually in cash on each June 1 and December 1, commencing on December 1, 1997. We have rights to redeem the Senior Notes on and afer June 1, 2002. The indenture governing the Senior Notes contains limitations on our activities and the activities of our restricted subsidiaries, including limitations on incurrence of additional indebtedness, on restricted payments and on preferred stock.

Non U.S. Currency

     If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

Original Issue Discount Securities

     Debt securities may be issued as "original issue discount securities" to be sold at a substantial discount below their principal amount. Original issue discount securities may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions under which payment of the principal of the original issue discount securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to the original issue discount securities will be described in the applicable prospectus supplement.

Covenants

      Under the indentures, we will be required to:

     o pay the principal, interest and any premium on the debt securities when due;

     o maintain a place of payment;

     o deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

     o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.


     Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

     Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose primary administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America (including the 50 states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

     Unless  otherwise   indicated  in  a  prospectus   supplement,   registered
securities will be issued in denominations of $1,000 or any integral multiple, and the bearer securities will be issued in denominations of $5,000.

     Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in New York City, provided that payments of interest with respect to any registered security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration or transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

     Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable trustee or at any office or agency designated by us in New York City, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

     Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

     o issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

     o register the transfer of or exchange of all, or any portion of, any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

     o exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

     o issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

Ranking of Debt Securities

     Our Senior Notes and any other senior debt securities will be unsubordinated obligations of ours and will rank equally in right of payment with all our other unsubordinated indebtedness. Our Senior Notes are not due until 2007 and cannot be redeemed until June 2002. Any subordinated debt securities will be obligations of ours and will be subordinated in right of payment to both our Senior Notes and any future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of "senior indebtedness" applicable to the subordinated debt securities and the approximate amount of such senior indebtedness outstanding as of a then recent date.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a "depositary" identified in the prospectus supplement relating to such series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole and only if such transfer is:

     o by the depositary to a nominee of such depositary;

     o by a nominee of such depositary to such depositary or another nominee of such depositary; or

     o by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement.

Outstanding Debt Securities

     In determining whether the holders of the requisite principal amount of outstanding debt securities have given any authorization, demand, direction, notice, consent or waiver under the relevant indenture, the amount of outstanding debt securities will be calculated based on the following:

     o the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount that could be declared to be due and payable upon a declaration of acceleration under the terms of such original issue discount security as of the date of such determination;

     o the principal amount of a debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such debt security, of the principal amount of such debt security; and

     o any debt security owned by us or any obligor on such debt security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

     The debt securities may be redeemable at our option, may be subject to mandatory redemption under a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

Consolidation, Merger and Sale of Assets

     Each indenture generally will permit a consolidation or merger, subject to certain limitations and conditions, between us and another corporation. They also will permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

     We will only be permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

Events of Default

     Unless otherwise specified in the applicable prospectus supplement, an "event of default", as defined in the indentures and applicable to debt securities issued under such indentures, typically will occur with respect to the debt securities of any series under the indenture upon:

     o default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any debt security of such series;

     o default in payment of principal or premium with respect to any debt security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

     o default in deposit of any sinking fund payment when due with respect to any debt security of such series;

     o default by us in the performance, or breach, of any other covenant or warranty in such indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the applicable indenture;

     o certain events of bankruptcy, insolvency or reorganization of Magnum Hunter; or

     o any other event of default that may be set forth in the applicable prospectus supplement, including an event of default based on other debt being accelerated, known as a "cross-acceleration."

     No event of default with respect to any particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities. If the trustee considers it in the interest of the holders to do so, the trustee under an indenture may withhold notice of the occurrence of a default with respect to the debt securities to the holders of any other series outstanding, except a default in payment of principal, premium, if any, or interest, if any.

     Each indenture will provide that, if an event of default with respect to any series of debt securities issued shall have occurred and be continuing, either the relevant trustee of the holders of at least a fixed percentage in principal amount of the debt securities of such series then outstanding may declare the principal amount of all the debt securities of such series to be due and payable immediately. In the case of original issue discount securities, the trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the debt securities of all series issued under the applicable indenture.

     The applicable prospectus supplement will provide the terms which an event of default shall result in acceleration of the payment of principal of subordinated debt securities.

     In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any subordinated debt securities of any series, the applicable trustee, subject to certain limitations and conditions, may institute a judicial proceeding for collection.

     No holder of any of the debt securities of any series will have any right to institute any proceeding with respect to the Indenture or any remedy, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of such series:

     o have made written request to the trustee to institute such proceeding as trustee, and offered reasonable indemnity to the trustee,

     o the trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice, and

     o the trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding debt securities of such series.

     Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the debt security on or after the respective due dates expressed in the debt security.

     During the existence of an event of default under an indenture, the trustee will be required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of at least a fixed percentage in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee with respect to such series.

     The indentures will provide that the trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the debt securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any debt security of such series when due or in the case of any default in the payment of any interest on the debt securities of such series.

     We will be required to furnish to the trustee annually a statement as to compliance with all conditions and covenants under the indentures.

Modifications and Waivers

     From time to time, when authorized by resolutions of our board of directors and by the trustee, without the consent of the holders of debt securities of any series, we may amend, waive or supplement the indentures and the debt securities of such series for certain specified purposes, including, among other things:

     o to cure ambiguities, defects or inconsistencies;

     o to provide for the assumption of our obligations to holders of the debt securities of such series in the case of a merger or consolidation;

     o to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of such series;

     o to add or change any provisions of such indenture to facilitate the issuance of bearer securities;

     o to establish the form or terms of debt securities of any series and any related coupons;

      o to add guarantors with respect to the debt securities of such series;

     o to secure the debt securities of such series;

     o to maintain the qualification of the indenture under the Trust Indenture Act; or

     o to make any change that does not adversely affect the rights of any holder.

     Other amendments and modifications of the indentures or the debt securities issued may be made by Magnum Hunter and the trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding debt securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding debt security affected, no such modification or amendment may:

     o reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase or sinking fund provisions of the debt securities;

     o reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity;


     o impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

     o waive a default in payment with respect to the debt securities or any guarantee;

     o reduce the rate or extend the time for payment of interest on the debt securities;

     o adversely affect the ranking of the debt securities of any series;

     o release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture; or

     o modify any of the applicable subordination provisions or the applicable definition of senior indebtedness in a manner adverse to any holders of a series of subordinated debt securities.

     The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the relevant indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of that series, waive any past default under the applicable indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding debt security of the series affected.

Discharge, Termination and Covenant Termination

     When we establish a series of debt securities, we may provide that such series is subject to the termination and discharge provisions of the applicable indenture. If those provisions are made applicable, we may elect either:

     o to terminate and be discharged from all of our obligations with respect to those debt securities subject to some limitations; or

     o to be released from our obligations to comply with specific covenants relating to those debt securities, as described in the applicable prospectus supplement.

     To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments to those debt securities and any mandatory sinking fund or similar payments on those debt securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

     To establish such a trust we must deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

     o will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

     o will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

     If we effect covenant termination with respect to any debt securities, the amount of deposit with the relevant trustee must be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.

     The applicable  prospectus  supplement may further describe the provisions,
if  any,  permitting   termination  or  covenant   termination,   including  any
modifications to the provisions described above.

Governing Law

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

     The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us from time to time, provided that if such trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock


     We are presently authorized to issue 100,000,000 shares of common stock, par value $.002, of which 24,078,036 shares were issued and outstanding at November 14, 2000. The holders of our common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by our Board of Directors from funds legally available for payment. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, and no shares of our common stock are subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of Magnum Hunter, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of our common stock. Holders of our common stock do not have cumulative voting rights, so that holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members of our Board of Directors.

Preferred Stock

     Under our Articles of Incorporation, as amended, our Board of Directors has the power, generally without further action by the holders of our common stock, to issue up to 10,000,000 shares of preferred stock, par value $.001, in one or more series as designated by our Board of Directors and to designate the relative rights and preferences of preferred stock. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive to the interest of the holders of our common stock or other series of preferred stock.

     The following summary describes certain general terms of our authorized preferred stock. If we offer additional preferred stock, a description will be filed with the Securities and Exchange Commission and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

     o the series, the number of shares offered and the liquidation value of the preferred stock; o the price at which the preferred stock will be issued; o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     o the liquidation preference of the preferred stock;

     o the voting rights of the preferred stock;

     o whether or not the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

     o any additional rights, preferences, qualifications, limitations and restrictions relating to the preferred stock.

     Our Articles of Incorporation allow our Board of Directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue shares of a series of our preferred stock and establish their terms. These terms may include:

     o voting powers;

     o designations;

     o preferences;

     o dividend rights;

     o dividend rates;

     o terms of redemption;

     o redemption process;

     o conversion rights; and

     o any other terms permitted to be established by our Articles of Incorporation and by applicable law.

     The preferred stock will, when issued, be fully paid and non-assessable.

     Of the 10,000,000 shares of $.001 par value preferred stock Magnum Hunter is authorized to issue, 216,000 shares have been designated as Series A Preferred Stock, 925,000 shares have been designated as Series B Preferred Stock, 625,000 shares have been designated as Series C Preferred Stock, 1,000,000 shares have been designated as 1996 Series A Convertible Preferred Stock and 50,000 shares have been designated as 1999 Series A 8% Convertible Preferred Stock, although only the last two series were outstanding as of June 30, 2000. In connection with our stockholders' rights plan, the Board of Directors also designated 500,000 shares of preferred stock as 1998 Series A Junior Participating Preferred Stock.

     As of November 14, 2000, there were outstanding 1,000,000 shares of our 1996 Series A Convertible Preferred Stock, all of which were held by our subsidiary, Bluebird Energy, Inc. The shares have a stated and liquidation value of $10 per share and pay a fixed annual cumulative dividend of 8.75% payable quarterly in arrears. The shares are convertible into shares of common stock of Magnum Hunter at a conversion price of $5.25 per share, subject to adjustments. We have an option to exchange these shares into convertible subordinated debentures of equivalent value. The holders of these shares also have the right to require us to redeem all or any part of the shares upon certain sales of all or substantially all of Magnum Hunter's assets or upon changes in control. The holders of these shares are entitled, on all matters submitted for a vote of the holders of shares of common stock, to an as-converted number of votes.

     As of November 14, 2000, there were outstanding 50,000 shares of our 1999 Series A 8% Convertible Preferred Stock. These shares have a liquidation value of $1,000 per share and are convertible into Magnum Hunter stock at $5.25 per share, subject to adjustments. Dividends on these shares have been payable in cash since August 1999 at the rate of 8% per annum and are cumulative. We may elect to redeem, in whole or in part, the outstanding shares of this series at specified prices. The original holders of these shares are entitled, on all matters submitted for a vote of the holders of shares of common stock, to an as-converted number of votes, except as limited by a shareholder and voting agreement currently in effect. The original holders of these shares also have certain board representation rights granted under the current shareholder and voting agreement.

     The issuance of additional preferred stock may have the effect of delaying or preventing a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, the issuance of preferred stock could depress the market price of our common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies may be obtained from Magnum Hunter.

Anti-takeover Provisions

     Certain provisions in our Articles of Incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts.

     Blank Check Preferred Stock. Our Articles of Incorporation authorize blank check preferred stock. Our Board of Directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

     Stockholders' Rights Plan. We have a stockholders' rights plan which was adopted in 1998. Under this plan, one right is attached to each outstanding share of common stock. The rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of our outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock at an exercise price of $35. The existence of the rights may, under certain circumstances, render more difficult or discourage attempts to acquire us.

Indemnification


     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty in certain specified circumstances. The Articles of Incorporation, with certain exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director's fiduciary duty, and therefore a director cannot be held liable for damages to our company or our stockholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the "depositary" and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance of the preferred stock to the depositary, we will cause the depositary to issue depositary receipts on our behalf.

     If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:

     o the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

     o the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

     o if applicable, the redemption of depositary shares upon our redemption of shares of preferred stock held by the depositary;

     o if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the depositary for debt securities or common stock;

     o if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

     o the terms upon which the deposit agreement may be amended and terminated;

     o a summary of the fees to be paid by us to the depositary;

     o the terms upon which a depositary may resign or be removed by us; and

     o any other terms of the depositary shares, the deposit agreement and the depositary receipts.

     If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Magnum Hunter, the holder will be entitled to receive at the corporate trust office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

     Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of our company in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

     The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the securities warrant agreement.

     Reference is made to the prospectus supplement relating to the particular issue of warrants offered thereby for the terms of and information relating to such warrants, including, where applicable:

     o the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

     o the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

     o the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

     o the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o United States federal income tax consequences applicable to such warrants;

     o the amount of warrants outstanding as of the most recent practicable date; and

     o any other terms of such warrants.

     Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.


     Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock, depositary shares, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which we extend the expiration date, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

     Prior to the exercise of any warrants to purchase debt securities, preferred stock, depositary shares, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, depositary shares, common stock or other securities, as the case may be, purchasable upon exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, depositary shares or common stock purchasable upon such exercise, or to exercise any applicable right to vote associated with such preferred stock, depositary shares or common stock.


     In July 1999, we distributed to our common stockholders, at no charge, one warrant for every three shares of our common stock that they owned on May 31, 1999. We also distributed to holders of our 1996 Series A Convertible Preferred Stock, at no charge, 0.63492 warrants for every share of such preferred stock that they owned on May 31, 1999. Finally, we distributed to holders of our 1999 Series A 8% Convertible Preferred Stock, at no charge, 63.492 warrants for every share of such preferred stock that they owned on May 31, 1999. Each warrant entitles the holder to purchase one share of our common stock for $6.50. On October 16, 2000, ONEOK Resources Company exercised all of its public warrants (3,174,600). On October 27, 2000, we announced the redemption of 7,337,550 outstanding public warrants with a redemption date of December 5, 2000. On December 5, 2000, 5,105,552 warrants were exercised into common stock and 2,231,998 warrants were redeemed for $0.01 per warrant.

     On June 30, 2000, we issued to the holders of our 1996 Series A Convertible Preferred Stock 900,000 warrants to purchase restricted shares of our common stock at an exercise price of $5.25 per share with an expiration date of June 30, 2003. On October 5, 2000, Trust Company of the West, on behalf of General Mills, exercised the 450,000 common stock purchase warrants. On October 5, 2000, TCW DR IV Royalty Partnership exercised the 450,000 common stock purchase warrants pursuant to the cashless exercise provisions of the warrant and received 177,272 shares of common stock.


                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus and applicable prospectus supplements:

     o through underwriters or dealers;

     o through agents;

     o directly to purchasers; or

     o through a combination of any such methods of sale.

     Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     The applicable prospectus supplement relating to the securities will set forth:

     o the offering terms, including the name or names of any underwriters, dealers or agents;

     o the purchase price of the securities and the proceeds to us from such sale;

     o any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

     o any initial public offering price;

     o any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

     o in the case of debt securities, the interest rate, maturity and redemption provisions; and

     o  any  securities  exchanges  on  which  the  securities  may  be  listed.

     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the American Stock Exchange (or such other stock exchange or automated quotation system, if any, upon which such securities are listed):

     o at a fixed price or prices which may be changed;

     o at market prices prevailing at the time of sale;

     o at prices related to such prevailing market prices; or

     o at negotiated prices.

     The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain terms and conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.


     If  so  indicated  in  the   prospectus   supplement,   we  will  authorize
underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.


     Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Magnum Hunter to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the American Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure the liquidity of the trading market for any securities.

     Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the American Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

                                  LEGAL MATTERS

     The validity of the issuance of the securities offered by this prospectus and applicable prospectus supplement will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

     The references to the report of Ryder Scott Company, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Ryder Scott Company estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for Magnum Hunter's properties (other than certain west Texas properties) as of December 31, 1999, and are made in reliance upon the authority of such firm as experts with respect to such matters.

     The references to the report of Pollard, Gore & Harrison, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Pollard, Gore & Harrison estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter's west Texas properties as of December 31, 1999, and are made in reliance upon the authority of such firm as experts with respect to such matters.



                                     [LOGO]

                 SUBJECT TO COMPLETION, DATED December __, 2000


                                   PROSPECTUS


                        2,785,455 shares of common stock


                          MAGNUM HUNTER RESOURCES, INC.

                                     [Logo]


     This prospectus relates to the issuance and sale of up to 1,726,217 shares of our common stock from time to time through RCG Brinson Patrick, a division of Ramius Securities, LLC, as our exclusive sales manager. These sales, if any, will be made in accordance with the terms of a sales agreement between the sales manager and us. A form of such sales agreement will be filed as an exhibit to this registration statement. You should read this prospectus, particularly the Risk Factors beginning on Page A-6, and any supplement carefully before you invest.

     Our common stock is listed on the American Stock Exchange under the symbol "MHR." Sales of shares of our common stock by the sales manager, if any, will be made by means of ordinary brokers' transactions through the facilities of the American Stock Exchange at prices prevailing at the time of sale. These sales will be made by the sales manager on a best efforts basis. On December 14, 2000 the last reported sales price of our common stock on the American Stock Exchange was $7.75 per share.

     The compensation to the sales manager for sales of common stock will be 3.25% of the sales proceeds from the sale of shares. The net proceeds from any sales under this prospectus will be used as described under "Use of Proceeds" in this prospectus. In connection with the sale of common stock on our behalf, the sales manager may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of the sales manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales manager against certain liabilities, including liabilities under the Securities Act.


     This prospectus also relates to 1,059,238 shares of our Common Stock, which may be offered from time to time by certain stockholders of our company. See "Selling Stockholders." The shares were acquired from us under various agreements more specifically described in this prospectus under the heading "Selling Stockholders". We will not receive any of the proceeds from the sale of shares by the selling stockholders. In general, all expenses incurred in connection with this offering, other than selling commissions, any indemnity discounts and fees and expenses of certain counsel and other representatives of the selling stockholders, are being borne by us.

     We have been advised by the Selling Stockholders that they or their successors may sell all or a portion of the shares they are offering under this prospectus from time to time through the American Stock Exchange, in privately negotiated transactions or otherwise, including sales through or directly to a broker or brokers. Sales will be at prices and terms then prevailing or at prices related to the then current market prices or at negotiated prices. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Certain shares covered by this prospectus may be sold under Rule 144 instead of this Prospectus. See "Plan of Distribution."


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

     The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

     The Company's address and telephone number are: 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039, (972) 401-0752.


               The date of this Prospectus is December ___, 2000.

                                TABLE OF CONTENTS

                                                                            Page

About This Prospectus .......................................................A-2
Where You Can Find More Information..........................................A-2
Disclosure Regarding Forward-Looking Statements..............................A-3
The Company..................................................................A-4
Certain Definitions..........................................................A-4
What is Magnum Hunter Resources, Inc?........................................A-5
What do we do?...............................................................A-5
What is our business strategy?...............................................A-6
Risk Factors.................................................................A-7
Use Of Proceeds.............................................................A-12
Description of Capital Stock................................................A-13
Common Stock................................................................A-13
Preferred Stock.............................................................A-13
Warrants....................................................................A-14
Anti-takeover Provisions....................................................A-15
  Blank Check Preferred Stock...............................................A-15
  Stockholders' Rights Plan.................................................A-15
  Indemnification...........................................................A-15
Selling Stockholders........................................................A-16
Plan of Distribution .......................................................A-17
  Sales Agreement with RCG Brinson Patrick..................................A-17
  Selling Stockholders......................................................A-18
Legal Matters ..............................................................A-18
Experts ....................................................................A-18

                              ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. This prospectus provides you with a general description of the securities we may offer. You should read this prospectus together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission's public reference rooms, which are located at:

    450 Fifth Street, NW                    7 World Trade Center, Suite 1300
    Washington, DC  20549                          New York, NY 10048

                       500 West Madison Street, Suite 1400
                             Chicago, IL 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. This information is also available on-line through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's web site (http://www.sec.gov).

     Also, we will provide you (free of charge) with any of our documents filed with the SEC. To get your free copies, please call or write:

      Michael McInerney
      Vice President Corporate Development & Investor Relations
      Magnum Hunter Resources, Inc.
      600 East Las Colinas Blvd., Suite 1100
      Irving, Texas 75039
      (972) 401-0752

     We have filed a registration statement with the Securities and Exchange Commission on Form S-3 with respect to this offering. This prospectus is a part of the registration statement, but the prospectus does not repeat important information that you can find in the registration statement, reports and other documents that we have filed with the Securities and Exchange Commission. The Securities and Exchange Commission allows us to "incorporate by reference" other documents filed with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to other documents. The documents that are incorporated by reference are legally considered to be a part of this prospectus. The documents incorporated by reference are:

     (1) Annual Report on Form 10-K for the year ended December 31, 1999;

     (2) Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, and June 30, 2000;

     (3) Definitive Proxy Statement relating to our 2000 annual meeting of stockholders;

     (4) The descriptions of our common stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934; and


     (5) The following portions of our Annual Report on Form 10-K for the year ended December 31, 1998:

     o "Oil and Gas Production, Prices and Costs" located on page 16; and

     o "Drilling Activity" located on page 17; and

     (6) Any filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the expiration of this offering.


     As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States must inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus applicable in those jurisdictions.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus, including statements regarding our financial position, business strategy, prospects, plans and objectives of our management for future operations, and industry conditions, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give you no assurance that these expectations will prove to be correct.

     Actual results may differ materially from anticipated results for a number of reasons, including:

     o drilling results;

     o oil and gas prices;

     o industry conditions;

     o the prices of goods and services;

     o the availability of drilling rigs and other support services; and

     o the availability of capital resources.


     The information contained in this prospectus, the documents incorporated by reference into this prospectus, and the prospectus supplements identify additional factors that could affect our operating results and performance. We urge you to carefully consider these factors.

                     [Rest of page intentionally left blank]

                                   THE COMPANY

Certain Definitions


     As used in this prospectus:

     o "Mcf" means thousand cubic feet;

     o "MMcf" means million cubic feet;

     o "Bcf" means billion cubic feet;

     o "Bbl" means barrel;

     o "Mbbls" means thousand barrels; and

     o "MMBbls" means million barrels.

     o "BOE" means barrel of oil equivalent;

     o "Mcfe" means thousand cubic feet of natural gas equivalent;

     o "MMcfe" means million cubic feet of natural gas equivalent; and

     o "Bcfe" means billion cubic feet of natural gas equivalent.

     Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.


     o "Proved reserves" means the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions; and

     o "Reserve life" is an estimate of the productive life of a proved reservoir and for purposes of this prospectus is calculated by dividing the proved reserves (on an Mcfe basis) at the end of the period by projected production volumes for the next 12 months.


     All estimates of reserves, unless otherwise noted, are reported on a "net" basis. Information regarding production, acreage and numbers of wells is set forth on a gross basis, unless otherwise noted.


     o "SEC PV-10" means the present value of estimated future net revenues computed, as specified by the rules of the Securities and Exchange Commission, by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of 10% and assuming continuation of existing economic conditions. This measure of estimated future net revenues is not in accordance with generally accepted accounting principles. Management uses this measure because certain investors deem it meaningful in determining the Company's fair market value of its proved reserves. The measure of discounted future net cash flows in accordance with generally accepted accounting principles is an estimate of future net cash flows after giving effect to the payment of income taxes;

     o "Proved developed oil and gas reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved; and

     o "Proved undeveloped reserves" are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.


What Is Magnum Hunter Resources, Inc.?

     Through our subsidiaries, we operate as an independent energy company. Magnum Hunter Resources, Inc. is a holding company that owns interests in the following entities:

     o Magnum Hunter Production, Inc., a Texas corporation, of which Magnum Hunter owns 100%;

     o Gruy Petroleum Management Company , a Texas corporation, of which Magnum Hunter owns 100%;

     o Hunter Gas Gathering, Inc., a Texas corporation, of which Magnum Hunter owns 100%;

     o TEL Offshore Trust, a trust created under the laws of Texas, of which Magnum Hunter owns approximately 40%;

     o Bluebird Energy, Inc., an Oklahoma corporation, of which Magnum Hunter owns 100%;

     o Conmag Energy Corporation, a Texas corporation, of which Magnum Hunter indirectly owns 100%;

     o Rampart Petroleum Inc., a Texas corporation, of which Magnum Hunter indirectly owns 100%;

     o NGTS, LLC, a Texas limited liability company, of which Magnum Hunter indirectly owns 30%;

     o Swanson Consulting Services, Inc., a Texas corporation, of which Magnum Hunter indirectly owns 15%;

     o Aurion Technologies, Inc., a Delaware corporation, of which Magnum Hunter indirectly owns less than 10%; and

     o Mallard Hunter LP, a Texas limited partnership, of which Magnum Hunter indirectly owns 1%.

What do we do?

     o We exploit and develop, acquire, explore and operate oil and gas properties with a geographic focus in the Mid-Continent Region, the Permian Basin and the Gulf Coast/Gulf of Mexico Region.


     o At December 31, 1999, we had an interest in 3,100 wells and had estimated Proved Reserves of 383.2 Bcfe with an SEC PV-10 of $370.1 million ($301.3 million if measured in accordance with generally accepted accounting principles). Approximately 74% of these reserves were Proved Developed Producing Reserves and 48% were attributable to the Mid-Continent Region, 47% were attributable to the Permian Basin, and 5% were attributable to the Gulf Coast/Gulf of Mexico Region. At December 31, 1999, our Proved Reserves had an estimated Reserve Life of approximately 14 years and were 60% natural gas. We serve as operator for approximately 73% of our properties, based on the gross number of producing wells in which the we own an interest and 89% of our properties, based upon the year-end SEC PV-10 value. Additionally, we own over 480 miles of gas gathering systems and a 50% or greater ownership interest in three gas processing plants that are located adjacent to certain of our owned and operated producing properties located in the states of Texas, Oklahoma and Arkansas.

     o In December 1995 we acquired all the subsidiaries of Hunter Resources, Inc., a Pennsylvania corporation, and the management of Hunter Resources, Inc. assumed operating control of our company. The new management initially implemented a business strategy that emphasized acquisitions of long-lived proved reserves with significant exploitation and development opportunities where we generally could control the operation of the properties. Our company has recently altered this strategy by complementing its acquisitions of long-lived reserves by expanding its exploration efforts in the Gulf of Mexico. Typically oil and gas production from fields located in the Gulf of Mexico has a short reserve life with high production volumes.

     o As discussed above, we have recently significantly expanded our exploration efforts. In May 1999, we entered the Gulf of Mexico as a working interest participant in new exploratory drilling on the shallow water shelf. This new program yielded four new discoveries in six attempts in 1999 and is expected to continue to add significantly to reserves and cash flow as these successes are put on production. Initial sales from one of our 1999 discoveries commenced in February 2000. Production from other Gulf of Mexico successes is scheduled to commence during 2000 and into 2001. We own an interest in 34 blocks in the Gulf of Mexico with working interest generally at the 25% level.

     o We also  presently  intend  to focus  on  additional  producing  property acquisitions, our substantial inventory of exploitation and development opportunities and selected exploratory drilling prospects. We have identified over 700 development drilling locations (including both production and injection wells) on our properties, substantially all of which are low-risk in-fill drilling opportunities.

What is our business strategy?

     To increase our reserves, production, cash flow and earnings through a program of:

     (i) exploiting and developing acquired properties;

     (ii) strategically acquiring proved reserves; and

     (iii) selectively exploring additional fields.

     The following are key elements of our strategy:

     o Exploitation and Development of Existing Properties. We have a substantial inventory of exploitation projects, including development drilling, workovers and recompletions. We seek to maximize the value of our properties through development activities, including in-fill drilling, waterflooding and other enhanced recovery techniques.

     o Management of Operating Costs. We emphasize strict cost controls in all aspects of our business and seek to operate our own properties when possible. By operating approximately 73% of our properties (based on the gross number of producing wells in which we own an interest), we are generally able to control direct operating and drilling costs. This also allows us to manage the timing of our development and exploration activities.

     o Property Acquisitions. Although we have an extensive inventory of exploitation and development opportunities, we continue to pursue strategic acquisitions that fit our objective of having proved reserves with development potential and operating control.

     o Expansion of Gas Gathering, Processing and Marketing Operations. We have implemented several programs to expand and increase the efficiency of our gas gathering systems and gas processing plants. We own over 70% and market directly and indirectly approximately 91% of the natural gas that moves through our gas gathering systems and, therefore, benefit from any cost and productivity improvements. In December 1997, we acquired a 30% interest in NGTS, LLC ("NGTS"), a natural gas marketing company marketing gas for third parties, in the amount of approximately 350 MMcf per day as of December 31, 1999. NGTS currently markets approximately 53% of the our natural gas. We will consider opportunities to acquire or develop additional gas gathering and processing facilities that are associated with our current production.

     o Exploration. We are participating in drilling Gulf of Mexico exploratory wells in an effort to add shorter-lived, higher output production to our reserve mix. The use of 3-D seismic as a tool in our exploratory drilling in the Gulf of Mexico has to date been highly effective. We also attempt to align ourself with active Gulf of Mexico industry partners who have similar philosophies and goals with respect to a "fast track" program in placing new production online. We also have an active onshore exploration program concentrated in our various areas of operation.

                                  RISK FACTORS


Our   substantial  leverage could adversely affect us,  particularly if our cash flow declines and an increasingly higher percentage of our cash flow is used to service our debt instead of for other purposes


We have a significant amount of debt


     We are highly leveraged, with outstanding long-term debt of approximately $225 million compared to stockholders' equity of $46.5 million as of June 30, 2000. Our level of indebtedness affects our future operations. Because we must dedicate a substantial portion of our cash flow from operations to the payment of interest on our debt, the cash flow is not available for other purposes. As of September 30, 2000, approximately 30% of our cash flow was dedicated to the payment of interest. The covenants contained in our credit facilities require us to meet certain financial tests and limit our ability to borrow additional funds or to acquire or dispose of assets. Also, our ability to obtain additional financing in the future may be impaired by our substantial leverage. Additionally, the senior (as opposed to subordinated) status of our 10% Senior Notes due 2007, our high debt to equity ratio, and the pledge of more than 80% of our assets as collateral for our primary credit facility will, for the foreseeable future, make it difficult for us to obtain financing on an unsecured basis or to obtain secured financing other than certain "purchase money" indebtedness collateralized by the acquired assets.


To service our indebtedness, we will require a significant amount of cash

     While we reported an operating profit for the six month period ended June 30, 2000 and for the year ended December 31, 1999, we reported an operating loss for fiscal 1998, and at June 30, 2000, we had an accumulated deficit of $59.9 million. Our ability to meet our financial covenants and to make scheduled payments of principal and interest to repay our indebtedness depends upon our operating results and our ability to obtain financing. However, we cannot be certain that our business will generate sufficient cash flow from operations or that future bank credit will be available in an amount sufficient to enable us to service our indebtedness or make necessary capital expenditures. In such event, we would need to obtain such financing from the sale of equity securities, other debt financing or the sale of certain of the Company's properties. We cannot predict whether any such financing will be available on terms acceptable to us. If we are not able to secure such financing, we may not be able to continue to implement our business strategy.

Despite our current indebtedness levels, we still may be able to incur more debt


     Our primary credit facility limits our borrowings to a borrowing base amount determined by the lenders, in their sole discretion, based upon a variety of factors, including the amount of indebtedness that our oil and gas reserves and other assets can adequately support. As of June 30, 2000, we had $8.0 million of borrowing available under the borrowing base for our current credit facility. Our subsidiary Bluebird Energy, Inc. has a revolving credit facility which, as of June 30, 2000, had $400 thousand of borrowing available. A significant decline in oil or gas prices below their current levels could materially adversely affect the availability of funds under our credit facility.

We must conduct our business so as to maintain certain financial ratios to avoid defaulting on our debt


     Our primary credit facility also requires us to satisfy certain financial ratios in the future. One covenant requires that we maintain a ratio of funded indebtedness divided by the sum of funded indebtedness plus equity (the "Debt to Capitalization Ratio") of not more than 0.80 to 1.0. At June 30, 2000, we had a Debt to Capitalization Ratio of 0.69 to 1.0. Another covenant requires us to maintain a ratio of Consolidated EBITDA to Interest Expense (as defined in our primary credit facility agreements) of not less than

     o 1.50 to 1.0 for the calendar quarters ending September 30, 1999 through December 31, 2000;

     o 1.75 to 1.0 for the calendar quarters ending March 31, 2000 through June 30, 2000; and

     o 2.00 to 1.0 for the calendar quarters ending September 30, 2000 and thereafter.

     We had a ratio of Consolidated EBITDA to Interest Expense of 2.06 to 1.0 as of June 30, 2000. The Consolidated EBITDA to Interest Expense ratio is very sensitive to oil and gas price levels, and a lowering of product prices in the future might jeopardize our compliance with this ratio. We are attempting to reduce this risk by the acquisition or drilling of higher cash flow producing properties (shorter reserve life) to somewhat offset our long-lived reserve base or possibly monetizing certain of our non-strategic assets.


     If we fail to satisfy these covenants or any of the other covenants in our credit facilities, that failure would constitute an event of default and, subject to certain grace periods, may permit the lenders to accelerate the indebtedness then outstanding under the applicable credit facility and demand immediate repayment.


Our business is dependent on conditions in the oil and gas industry, which can be volatile

     Our revenues, profitability and the carrying value of our oil and gas properties depend substantially upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. Oil and gas prices also substantially affect our ability to maintain or increase our borrowing capacity, to repay current or future indebtedness, and to obtain additional capital on attractive terms. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas fluctuate widely in response to:

     o relatively minor changes in the supply of, and demand for, oil and gas;

     o market uncertainty; and

     o a variety of additional factors, all of which are beyond our control.


     These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Our production is predominantly weighted toward gas, making our earnings and cash flow more sensitive to gas price fluctuations. Also, our ability to market our production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect our ability to market our production through such systems, pipelines or facilities. Currently, we sell substantially all our gas production to gas marketing firms (approximately 35%) or end users either on the spot market on a month-to-month basis at prevailing spot market prices or under long-term contracts based on current spot market prices. An affiliate of ONEOK Inc. has the right to market the undedicated natural gas we sell in the state of Oklahoma until February 2004 or such earlier date as ONEOK affiliates cease to own a specified percentage of our equity securities. ONEOK is currently marketing production from five wells for a total of 375 Mcf/d, or less than one percent of our total daily production.

     Under the full cost accounting method, we are required to take a non-cash charge against earnings if capitalized costs of acquisition, exploration and development (net of depletion, depreciation and amortization), less deferred income taxes, exceed the present value of our proved reserves and the lower of cost or fair value of unproved properties after income tax effects. As a result of the severe decline in oil and gas prices in 1998, we recognized a non-cash impairment of oil and gas properties of $42.7 million at December 31, 1998 caused by such "ceiling" test in the full cost method of accounting. Certain subsequent improvements in pricing reduced the amount of such charge. Without the benefit of these pricing improvements, we would have incurred an impairment of $81.2 million. Once incurred, a write-down of oil and gas properties is not reversible at a later date even if oil and gas prices increase.


You should not place undue reliance on our reserve data because they are estimates

     The annual report incorporated by reference in this prospectus contains estimates of our oil and gas reserves and the future net cash flows from those reserves that were prepared or audited by independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of proved reserves of oil and gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The estimates in this annual report rely on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and, therefore, are inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves. Additionally, we may have to revise our reserves based upon actual production performance, results of future development and exploration, prevailing oil and gas prices and other factors, many of which are beyond our control.

     You should not construe the present value of proved reserves referred to in the annual report as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with Securities and Exchange Commission requirements, we have based the estimated discounted future net cash flows from proved reserves on prices and costs as of the date of the estimate, whereas actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

     o the timing of both production and related expenses;

     o changes in consumption levels; and

     o governmental regulations or taxation.

     In addition, the calculation of the present value of the future net cash flows using a 10% discount as required by the Securities and Exchange Commission is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.


We need successful exploration and development to maintain our reserves and to generate adequate cash flow to pay our debt

     Our future success depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable. Unless we successfully explore or develop or acquire properties containing proved reserves, our proved reserves will generally decline as we produce them. The decline rate varies depending upon reservoir characteristics and other factors. Our future oil and gas reserves and production, and, therefore, cash flow and income, depend greatly upon our success in exploiting our current reserves and acquiring or finding additional reserves. We have $50 million of 10% senior notes that will become payable in 2007, so we need sufficient reserves and production to generate adequate cash flow to timely repay our notes and other obligations. We cannot assure you that our planned development projects and acquisition activities will result in significant additional reserves or that we will successfully drill productive wells at economic returns to replace our current and future production or that we will generate sufficient cash flow from these activities to timely pay our 10% senior notes and other indebtedness.

We may not be aware of title defects, well equipment problems, environmental conditions and other problems affecting properties we acquire


     We have begun to focus our acquisition efforts on larger packages of oil and gas properties. Acquisitions of larger oil and gas properties may involve substantially higher costs and may pose additional issues regarding operations and management. We cannot assure you that we will be able to successfully integrate all of the oil and gas properties that we acquire into our operations or that we will achieve desired profitability objectives.

Our exploration and development activities are subject to significant risks

Our operations are subject to delays and cost overruns, and our activities may not be profitable

     We intend to increase our exploration activities and to continue our development activities. Exploratory drilling and, to a lesser extent, developmental drilling of oil and gas reserves involve a high degree of risk. We have recently expanded, and plan to increase our capital expenditures on our exploration efforts, which involve a higher degree of risk than our development activities. It is possible that we will not obtain adequate commercial production or that drilling and completion costs will exceed the value of production. The cost of drilling, completing and operating wells is often uncertain. Numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment, may curtail, delay or cancel drilling operations. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

Our use of waterfloods to increase oilfield pressure and production involves significant front-end expenditures with no certainty of success

     Secondary recovery operations involve certain risks, especially the use of waterflooding techniques, and drilling activities in general. Our inventory of development prospects includes waterflood projects. With respect to our properties located in the Permian Basin, we have identified significant potential expenditures related to further developing existing waterfloods. Through the year 2002, we estimate we will spend approximately $26 million developing our waterflood projects in the Permian Basin. Waterflooding involves significant capital expenditures and uncertainty as to the total amount of recoverable secondary reserves. In waterflood operations, there is generally a delay between the initiation of water injection into a formation containing hydrocarbons and any increase in production. The operating cost per unit of production of waterflood projects is generally higher during the initial phases of such projects due to the purchase of injection water and related costs. Costs are also higher during the later stages of the life of the project as crude oil production declines. The degree of success, if any, of any secondary recovery program depends on a large number of factors, including the amount of primary production, the porosity and permeability of the formation, the technique used, the location of injector wells and the spacing of both producing and injector wells.


We are subject to casualty risks in our onshore and offshore activities

     Our oil and gas business involves a variety of operating risks, including unexpected formations or pressures, uncontrollable flows of oil, gas, brine or well fluids into the environment (including groundwater contamination), blowouts, fires, explosions, pollution, marine hazards and other risks, any of which could cause personal injuries, loss of life, damage to properties and substantial losses. Although we carry insurance at levels that we believe are reasonable, we are not fully insured against all risks. We do not carry business interruption insurance except on rare occasions. Losses and liabilities arising from uninsured or under-insured events could materially affect our financial condition and operations.


Hedging our oil and gas production reduces the benefit we would otherwise receive from higher product prices


     As of June 30, 2000, we had hedged approximately (i) 10% of our gas production through December 31, 2000, and (ii) 48% of our oil production through December 31, 2000. These hedges have in the past involved fixed price arrangements and other price arrangements at a variety of prices, floors and caps. We have in the past and may in the future enter into oil and gas futures contracts, options and swaps. Our hedging activities, while intended to reduce our sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which we or the counterparties to our hedging contracts could fail to perform. Additionally, the fixed price sales and hedging contracts limit the benefits we will realize if actual prices rise above the contract prices.

Our operations are subject to many laws and regulations


     The oil and gas industry is heavily regulated. Extensive federal, state, local and foreign laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas affect our operations. Some of the regulations set forth standards for:

     o discharge permits for drilling operations;

     o  drilling  and  abandonment  bonds  or  other  financial   responsibility
requirements;

     o reports concerning operations;

     o the spacing of wells;

     o unitization and pooling of properties; and o taxation.


     From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity to conserve supplies of oil and gas.


     Numerous environmental laws, including but not limited to, those governing:

                  o management of waste;
                  o protection of water;
                  o air quality;

                  o the discharge of materials into the environment; and
                  o preservation of natural resources


     impact and influence our operations. If we fail to comply with environmental laws regarding the discharge of oil, gas, or other materials into the air, soil or water we may be subject to liabilities to the government and third parties, including civil and criminal penalties. These regulations may require us to incur costs to remedy the discharge. Laws and regulations protecting the environment have become more stringent in recent years, and may, in certain circumstances, impose retroactive, strict, and joint and several liability, potentially resulting in liability for environmental damage regardless of negligence or fault. From time to time, we have agreed to indemnify sellers of producing properties against certain liabilities for environmental claims associated with such properties. We cannot assure you that new laws or regulations, or modifications or new interpretations of existing laws and regulations, will not increase substantially the cost of compliance or adversely affect our oil and gas operations and financial condition. Material indemnity claims may also arise with respect to properties acquired by or from us. While we do not anticipate incurring material costs in connection with environmental compliance and remediation, we cannot guarantee that we will not incur material costs.

We are subject to substantial competition, and this competition may adversely affect our operations


     We encounter substantial competition in acquiring properties, drilling for new reserves, marketing oil and gas, securing trained personnel and operating our properties. Many competitors have financial and other resources that substantially exceed our resources. Our competitors in acquisitions, development, exploration and production include:

     o major oil companies;

     o natural gas utilities;

     o numerous independents;

     o individual proprietors; and o others.


     Our competitors may be able to pay more for desirable leases and may be able to evaluate, bid for and purchase a greater number of properties or prospects than our financial or personnel resources will permit.

Our business may be adversely affected if we lose our key personnel

     We depend greatly upon three key individuals within our management: Gary C. Evans, Matthew C. Lutz and Richard R. Frazier. The loss of the services of any one of these individuals could materially impact our operations.

The market price of our common stock could be adversely affected by sales of substantial amounts of common stock in the public market or the perception that such sales could occur


     We are authorized to issue up to 100,000,000 shares of common stock. As of June 30, 2000, 20,114,569 shares were issued and outstanding, and 14,304,402 shares were reserved for issuance upon the conversion of shares of our preferred stock and upon the exercise of certain outstanding warrants and options. We also reserve 10,512,149 shares for issuance upon exercise of the warrants issued in June 1999. Issuing additional shares of common stock underlying such conversion rights, outstanding warrants, options and warrants would reduce the proportionate ownership and voting rights of the common stock then outstanding. Our existing management and their affiliates owned 2,853,644 shares of common stock as of March 15, 2000, that may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933. In addition, our primary credit facility contains a debt to capitalization ratio covenant requiring us to maintain a ratio of .80 to 1.0. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing and future market prices for the common stock and could impair our ability to raise capital through the sale of equity securities in the future.

We have never paid cash dividends on our common stock

     We have never paid any cash dividends on the common stock and do not anticipate paying dividends on the common stock in the foreseeable future. We intend to reinvest all available funds for the development of our business. In addition, we cannot pay any dividends on our common stock unless and until we pay all dividends payable on outstanding preferred stock, which have in the past been paid on a timely basis. Our primary credit facility and the indenture governing our 10% Senior Notes due 2007 also restrict the payment of cash dividends on certain securities.

Provisions in our charter and bylaws may affect your rights as a stockholder and limit the price some investors might be willing to pay for our common stock


Our common stock is subordinate in its right to receive payment of any dividends or liquidating distributions to the preferred stock we have outstanding or may issue


     Our common stock is subordinate to all outstanding classes of preferred stock in the payment of dividends and other distributions made with respect to the stock, including distributions upon liquidation or dissolution of Magnum Hunter. Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock without first obtaining shareholder approval, except in limited circumstances. We have previously issued several series of preferred stock, although only the 1996 Series A Convertible Preferred Stock and the 1999 Series A 8% Convertible Preferred Stock are currently outstanding. On June 30, 2000, the holders of our 1996 Series A Convertible Preferred Stock agreed to exchange the convertible preferred securities for (i) 900,000 warrants to purchase restricted shares of our common stock at an exercise price of $5.25 per share with an expiration date of June 30, 2003 and (ii) payment of $10 million. The convertible preferred stock was transferred to our wholly-owned subsidiary, Bluebird Energy, Inc. If we designate or issue other series of preferred stock, it will create additional securities that will have dividend and liquidation preferences over the common stock. If we issue convertible preferred stock, a subsequent conversion may dilute the current shareholders' interest.

Certain anti-takeover provisions may affect your rights as a stockholder

     Our Articles of Incorporation and Bylaws include certain provisions that may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include authorized "blank check" preferred stock and the availability of authorized but unissued common stock. In addition, on January 9, 1998, we adopted a shareholder rights plan. Under the shareholder rights plan, the rights initially represent the right to purchase one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock for $35.00 per one one-hundredth of a share. The rights become exercisable only if a person or a group acquires or commences a tender offer for 15% or more of our common stock. Until they become exercisable, these rights attach to and trade with our common stock. The rights issued under the shareholder rights plan expire January 20, 2008. Issuing preferred stock may delay or prevent a change in control of Magnum Hunter without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. In addition, a change of control, as defined under the 10% Senior Notes indenture, would entitle the holders of our 10% Senior Notes due 2007 to put those notes to Magnum Hunter under the indenture governing such notes and the lenders to accelerate payment of outstanding indebtedness under our credit facility. Both of these events could discourage takeover attempts by making such attempts more expensive.

                                 USE OF PROCEEDS

     Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for the repayment of debt under our credit lines and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions.

     The net proceeds may be invested temporarily until they are used for their stated purpose.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock


     We are presently authorized to issue 100,000,000 shares of common stock, par value $.002, of which 24,078,036 shares were issued and outstanding at November 14, 2000. The holders of our common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by our Board of Directors from funds legally available for payment. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, and no shares of our common stock are subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of Magnum Hunter, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of our common stock. Holders of our common stock do not have cumulative voting rights, so that holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members of our Board of Directors.


Preferred Stock

     Under our Articles of Incorporation, as amended, our Board of Directors has the power, generally without further action by the holders of our common stock, to issue up to 10,000,000 shares of preferred stock, par value $.001, in one or more series as designated by our Board of Directors and to designate the relative rights and preferences of preferred stock. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive to the interest of the holders of our common stock or other series of preferred stock.

     The following summary describes certain general terms of our authorized preferred stock. If we offer additional preferred stock, a description will be filed with the Securities and Exchange Commission and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

     o the series, the number of shares offered and the liquidation value of the preferred stock;

     o the price at which the preferred stock will be issued;

     o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     o the liquidation preference of the preferred stock;

     o the voting rights of the preferred stock;

     o whether or not the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

     o any additional rights, preferences, qualifications, limitations and restrictions relating tothe preferred stock.

     Our Articles of Incorporation allow our Board of Directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue shares of a series of our preferred stock and establish their terms. These terms may include:

     o voting powers;

     o designations;

     o preferences;

     o dividend rights;

     o dividend rates;

     o terms of redemption;

     o redemption process;

     o conversion rights; and

     o any other terms permitted to be established by our Articles of Incorporation and by applicable law. The preferred stock will, when issued, be fully paid and non-assessable.

     Of the 10,000,000 shares of $.001 par value preferred stock Magnum Hunter is authorized to issue, 216,000 shares have been designated as Series A Preferred Stock, 925,000 shares have been designated as Series B Preferred Stock, 625,000 shares have been designated as Series C Preferred Stock, 1,000,000 shares have been designated as 1996 Series A Convertible Preferred Stock and 50,000 shares have been designated as 1999 Series A 8% Convertible Preferred Stock, although only the last two series were outstanding as of June 30, 2000. In connection with our stockholders' rights plan, the Board of Directors also designated 500,000 shares of preferred stock as 1998 Series A Junior Participating Preferred Stock.


     As of November 14, 2000, there were outstanding 1,000,000 shares of our 1996 Series A Convertible Preferred Stock, all of which were held by our subsidiary, Bluebird Energy, Inc. The shares have a stated and liquidation value of $10 per share and pay a fixed annual cumulative dividend of 8.75% payable quarterly in arrears. The shares are convertible into shares of common stock of Magnum Hunter at a conversion price of $5.25 per share, subject to adjustments. We have an option to exchange these shares into convertible subordinated debentures of equivalent value. The holders of these shares also have the right to require us to redeem all or any part of the shares upon certain sales of all or substantially all of Magnum Hunter's assets or upon changes in control. The holders of these shares are entitled, on all matters submitted for a vote of the holders of shares of common stock, to an as-converted number of votes.

     As of November 14, 2000, there were outstanding 50,000 shares of our 1999 Series A 8% Convertible Preferred Stock. These shares have a liquidation value of $1,000 per share and are convertible into Magnum Hunter stock at $5.25 per share, subject to adjustments. Dividends on these shares have been payable in cash since August 1999 at the rate of 8% per annum and are cumulative. We may elect to redeem, in whole or in part, the outstanding shares of this series at specified prices. The original holders of these shares are entitled, on all matters submitted for a vote of the holders of shares of common stock, to an as-converted number of votes, except as limited by a shareholder and voting agreement currently in effect. The original holders of these shares also have certain board representation rights granted under the current shareholder and voting agreement.

     The issuance of additional preferred stock may have the effect of delaying or preventing a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, the issuance of preferred stock could depress the market price of our common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies may be obtained from Magnum Hunter.


Warrants


     In July 1999, we distributed to our common stockholders, at no charge, one warrant for every three shares of our common stock that they owned on May 31, 1999. We also distributed to holders of our 1996 Series A Convertible Preferred Stock, at no charge, .63492 warrants for every share of such preferred stock that they owned on May 31, 1999. Finally, we distributed to holders of our 1999 Series A 8% Convertible Preferred Stock, at no charge, 63.492 warrants for every share of such preferred stock that they owned on May 31, 1999. Each warrant entitles the holder to purchase one share of our common stock for $6.50. On October 16, 2000, ONEOK Resources Company exercised all of its public warrants (3,174,600). On October 27, 2000, we announced the redemption of 7,337,550 outstanding public warrants with a redemption date of December 5, 2000. On December 5, 2000, 5,105,552 warrants were exercised into common stock and 2,231,998 warrants were redeemed for $0.01 per warrant.

     On June 30, 2000, we issued to the holders of our 1996 Series A Convertible Preferred Stock 900,000 warrants to purchase restricted shares of our common stock at an exercise price of $5.25 per share with an expiration date of June 30, 2003. On October 5, 2000, Trust Company of the West, on behalf of General Mills, exercised the 450,000 common stock purchase warrants. On October 5, 2000, TCW DR IV Royalty Partnership exercised the 450,000 common stock purchase warrants pursuant to the cashless exercise provisions of the warrant and received 177,272 shares of common stock.

Anti-takeover Provisions

     Certain provisions in our Articles of Incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts.

     Blank Check Preferred Stock. Our Articles of Incorporation authorize blank check preferred stock. Our Board of Directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

     Stockholders' Rights Plan. We have a stockholders' rights plan which was adopted in 1998. Under this plan, one right is attached to each outstanding share of common stock. The rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of our outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock at an exercise price of $35. The existence of the rights may, under certain circumstances, render more difficult or discourage attempts to acquire us.

Indemnification


     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty in certain specified circumstances. The Articles of Incorporation, with certain exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director's fiduciary duty, and therefore a director cannot be held liable for damages to our company or our stockholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

     The following table provides certain information with respect to the shares of Common Stock held by each selling stockholder.

                                                                  Number of                                          Number of
                                                          Shares of Common Stock           Number of          Shares of Common Stock
                                                             Beneficially Owned      Shares of Common Stock     Beneficially Owned
Name                                                         Before the Offering      Registered Hereunder      After the Offering
------------------------------------------------------------------------------------------------------------------------------------
J Consulting Group, Inc.                                           356,966                  356,966                     ---

Trust  Company of the West,  a  California  trust
company,  in its  capacity as Investment Manager pursuant
to the Investment  Management  Agreement dated as of
June 6, 1988 between  General Mills,  Inc. and the Trust
Company of the West and as  Custodian  pursuant  to the
Custody  Agreement  dated as of February 6, 1989
among General Mills, Inc., Trust Company of the West
and State Street Bank and Trust Company, as Trustee                450,000                  450,000                     ---

TCW DR IV Royalty Partnership, a
California Limited Partnership                                     177,272                  177,272

American Founders Life Insurance
Co.                                                                 75,000 (1)               75,000 (1)
                                                                --------------             -------------            -----------

             Total:                                              1,059,238                1,059,238                     ---

---------

     (1) The 75,000 shares of common stock are issuable by the Company upon the exercise of the warrants held by American Founders Life Insurance Co.

     On ___, 2000, we issued to J Consulting Group, Inc. 356,966 shares of our common stock in consideration of the purchase of J Consulting Group, Inc.'s 5.5% net profits interest in certain oil and gas properties located in the states of Texas and Oklahoma. We have the obligation (subject to certain limitations and exceptions) to use our best efforts to cause all common shares issued to J Consulting Group, Inc. to be registered under the Securities Act. We will pay all expenses incidental to or required by such registration statement, other than selling commissions, any underwriting discounts and fees and expenses of counsel and other representatives of J Consulting Group, Inc.

     On June 30, 2000, we issued 450,000 common stock purchase warrants each to:

     o Trust Company of the West, a California trust company, in its capacity as Investment Manager pursuant to the Investment Management Agreement dated as of June 6, 1988 between General Mills, Inc. and the Trust Company of the West and as Custodian pursuant to the Custody Agreement dated as of February 6, 1989 among General Mills, Inc., Trust Company of the West and State Street Bank and Trust Company, as Trustee; and

     o TCW DR IV Royalty Partnership, a California Limited Partnership.

     On October 5, 2000, Trust Company of the West, on behalf of General Mills, exercised the 450,000 common stock purchase warrants. On October 5, 2000, TCW DR IV Royalty Partnership exercised the 450,000 common stock purchase warrants pursuant to the cashless exercise provisions of the warrant and received 177,272 shares of common stock. Pursuant to the terms of the warrant agreements, we have the obligation to register the shares of common stock underlying the warrants in certain instances. In addition, if we propose to register any of our securities under the Securities Act, we have the obligation (subject to certain limitations and exceptions) to give written notice to TCW of our intention to do so. Upon the written request of TCW, given within 30 days after receipt of any such notice, we have an obligation to use our best efforts to cause all common shares, the holders of which have requested registration of such shares, to be registered under the Securities Act. We have promised to indemnify (i) the holders of common stock registered pursuant to these registration rights provisions and (ii) the underwriters of such registered offerings for any losses arising from any misstatement or omission in any offering materials related to such registered offerings.

     In connection with the receipt of a production payment, in October 1996 the Company issued 25,000 warrants with an exercise price of $5.18 expiring October 2001, 25,000 warrants with an exercise price of $5.65 expiring October 2001 and 25,000 warrants with an exercise price of $6.13 expiring October 2001 to American Founders Life. We may, with the prior written consent of American Founders Life, include the common shares underlying the warrants in any future registration statement filed after January 1, 1997, at no expense to American Founders Life Insurance Co.

                              PLAN OF DISTRIBUTION


Sales Agreement with RCG Brinson Patrick


     We intend to enter into a sales agreement with RCG Brinson Patrick, a division of Ramius Securities, LLC (the "Sales Manager") under which we may issue and sell up to 1,726,217 shares of common stock from time to time through Sales Manager, as our exclusive sales manager. The form of the sales agreement is an exhibit to the registration statement of which this prospectus is a part and will be incorporated by reference into this prospectus. The sales, if any, of common stock made under the sales agreement will be made only by means of ordinary brokers' transactions on the American Stock Exchange. Sales Manager will sell the shares of common stock subject to the sales agreement from time to time as agreed upon by our company and Sales Manager. We will designate the maximum amount of shares of common stock to be sold by Sales Manager daily as reasonably agreed to by Sales Manager. Subject to the terms and conditions of the sales agreement, Sales Manager will use its best efforts to sell all of the designated shares of common stock. We may instruct Sales Manager not to sell shares of common stock if the sales cannot be effected at or above the price designated by our company in any such instruction. Sales Manager will not be obligated to attempt to sell shares if the market price is below the designated price. Our company or Sales Manager may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

     The compensation to Sales Manager for sales of common stock will equal a fixed commission rate of 3.25% of the gross sales price of any shares sold. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

     Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales Manager will act as sales manager on a best efforts basis.

     In connection with the sale of common stock on our behalf, Sales Manager may be deemed to be an "underwriter" within the meaning of the Securities Act, and compensation of Sales Manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Sales Manager against certain civil liabilities, including liabilities under the Securities Act. Sales Manager may engage in transactions with, or perform services for, our company in the ordinary course of business.


     The offering of common stock in accordance with the sales agreement will terminate upon the earlier of:

     o (i) the sale of all shares of common stock subject to the sales agreement; or

     o (ii) termination of the sales agreement.


     The sales agreement may be terminated by our company or Sales Manager at any time on or after the first anniversary of the date of the sales agreement.


Selling Stockholders

     The shares may be sold by the selling stockholders or by pledgees, donees, transferees or other successors-in-interest. Such sales may be made in the over-the-counter market, in privately negotiated transactions, or otherwise, at prices and at terms then prevailing, at prices related to the then current market prices or at negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as an agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal and the resale by such broker or dealer for its account pursuant to this prospectus, including resale to another broker or dealer; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; or (e) a sale directly to one or more purchasers so long as a prospectus is delivered in connection with such sale.

     In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive commissions or discounts from a selling stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any gain realized by such a broker or dealer on the sale of such shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act.

     We will not receive any portion of the proceeds of the shares sold by the selling stockholders. There is no assurance that the selling stockholders will sell any or all of the shares of common stock held by such selling shareholders and covered by this prospectus.


                                  LEGAL MATTERS

     The validity of the issuance of the securities offered by this prospectus and applicable prospectus supplement will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

     The references to the report of Ryder Scott Company, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Ryder Scott Company estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for Magnum Hunter's properties (other than certain west Texas properties) as of December 31, 1999, and are made in reliance upon the authority of such firm as experts with respect to such matters.

     The references to the report of Pollard, Gore & Harrison, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Pollard, Gore & Harrison estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter's west Texas properties as of December 31, 1999, and are made in reliance upon the authority of such firm as experts with respect to such matters.

                  PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution

     The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission.

Securities and Exchange Commission filing fee.................  $      52,800.00

Printing fees and expenses....................................         25,000.00

Legal fees and expenses.......................................         10,000.00

Blue sky fees and expenses....................................          5,000.00

Miscellaneous.................................................          5,000.00
                                                               -----------------
        Total.................................................  $      97,800.00
                                                               =================

Item 15.    Indemnification of directors and officers

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty under certain specified circumstances. The Articles of Incorporation, with certain exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director's fiduciary duty, and therefore a director cannot be held liable for damages to Magnum Hunter or its stockholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Magnum Hunter pursuant to the foregoing provisions or otherwise, Magnum Hunter has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.    Exhibit index

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.                         Description

1.1*    Form of Underwriting Agreement (debt securities).
1.2*    Form of Underwriting Agreement (preferred stock).
1.3*    Form of Underwriting Agreement (common stock).
1.4*    Form of Underwriting Agreement (warrants).
1.5*    Form of Sales Agreement.
4.1 Articles of Incorporation (Incorporated by reference to the Registration Statement on Form S-18, File No. 33-30298-D)
4.2 Articles of Amendment to Articles of Incorporation (Incorporated by reference to the Form 10-K for the year ended December 31, 1990)
4.3 Articles of Amendment to Articles of Incorporation (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)

4.4 Articles of Amendment to Articles of Incorporation (Incorporated by reference to the Registration Statement on Form S-3,
        File No. 333-30453)
4.5 By-Laws, as Amended (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)
4.6 Indenture relating to Senior Notes (incorporated by reference to the Registration Statement on Form S-4, File No. 333-2290.
4.7 Shareholder Rights Agreement entered into as of January 6, 1998 by and between Magnum Hunter Resources, Inc. and Securities Transfer Corporation, as Rights Agent (Incorporated by reference to the
        Form 8-K dated January 7, 1998, filed January 9,1998) 4.8 Certificate of Designation for 1998 Series A Junior Participating Preferred Stock (Incorporated by reference to the Form 8-K dated January 7, 1998, filed January 9, 1998).
4.9     Form of subordinated debt indenture.
4.10*   Form of Subsidiary Guarantee.
4.11*   Form of debt securities.
4.12*   Form of warrants.
4.13*   Form of Depositary Agreement.
4.14*   Form of depositary receipt.
5.1*+   Opinion of Fulbright & Jaworski, LLP
8.1*+   Opinion of Fulbright & Jaworski LLP relating to certain tax matters.
12.1 Calculation of Ratio of Earnings to Fixed Charges and of Ratio of Earnings to Fixed Charges plus Dividends.
23.1    Consent of Fulbright & Jaworski LLP (included in Exhibits 5.1 and 8.1).
23.2    Consent of Deloitte & Touche LLP
23.3    Consent of Ryder Scott Company
23.4    Consent of Pollard, Gore & Harrison
24.1    Powers of Attorney (included on signature page).
25.1*   Form T-1 Statement of Eligibility of Trustee under the
        Subordinated Indenture.
----------------

     * The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, Depositary Receipts or Depositary Agreement, Subsidiary Guarantee and any Preferred Stock certificate or certificate of designations, (ii) form of Sales Agreement with RCG Brinson Patrick, LLC, a division of Ramius Securites , LLC (iii) any form of underwriting agreement to be used in connection with an offering of securities, (iv) any opinions of Fulbright & Jaworski LLP not previously filed and (v) any statement of eligibility of a trustee in connection with an offering of Debt Securities.

     + To be filed by amendment.
------------------------------

Item 17.    Undertakings

(a)   The undersigned registrant does hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has been registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes:


     (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each post_effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (j) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas, on December 15, 2000.


MAGNUM HUNTER RESOURCES, INC.

         /s/ Gary C. Evans
By:    --------------------------
         Gary C. Evans
         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. One to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                 Date

 /s/ Gary C. Evans                      President, Chief Executive Officer    December 15, 2000
 --- ---- -- -------------------------
Gary C. Evans                           and Director (Principal Executive
                                        Officer)

 /s/ Matthew C. Lutz*                   Chairman of the Board and Executive   December 15, 2000
 --- ------- -- ----------------------
Matthew C. Lutz                         Vice President of Exploration and
                                        Business Development

 /s/ Chris Tong*                        Senior Vice President and Chief       December 15, 2000
 --- ----- ---------------------------
Chris Tong                              Financial Officer (principal
                                        financial officer)

 /s/ David S. Krueger*                  Vice President and Chief Accounting   December 15, 2000
 --- ----- -- ------------------------
David S. Krueger                        Officer (principal accounting
                                        officer)

 /s/ Oscar C. Lindemann*                Director                              December 15, 2000
 --- ----- -- ------------------------
Oscar C. Lindemann

 /s/ John H. Trescot*                   Director                              December 15, 2000
 --- ---- -- -------------------------
John H. Trescot, Jr.

 /s/ James E. Upfield*                  Director                              December 15, 2000
 --- ----- -- ------------------------
James E. Upfield

* By Morgan F. Johnston as Power of Attorney